Execution Copy

                        REPLACEMENT AND RESTATEMENT AGREEMENT


     REPLACEMENT AND RESTATEMENT AGREEMENT dated as of October 10, 1996 of the Credit Agreement dated as of December 7, 1994 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms not otherwise defined herein shall be used herein as therein defined)among:

(i) BORG-WARNER AUTOMOTIVE, INC., a Delaware corporation (the "BORROWER");

(ii) the several banks and other financial institutions from time to time parties to the Credit Agreement (the "LENDERS");

(iii) BANK OF MONTREAL, CREDIT LYONNAIS, CHICAGO AND CAYMAN ISLAND BRANCHES, THE INDUSTRIAL BANK OF JAPAN, LTD., THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NATIONSBANK, N.A., THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH, BANK OF AMERICA ILLINOIS, and THE FUJI BANK, LIMITED, as lead managers thereunder (the "LEAD MANAGERS");

(iv) THE CHASE MANHATTAN BANK (formerly Chemical Bank), a New York banking corporation ("CHASE"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("SCOTIABANK"), as co-arrangers thereunder (in such capacity, the "CO-ARRANGERS");

(v) SCOTIABANK, as documentation agent for the Lenders thereunder (in such capacity, the "DOCUMENTATION AGENT"); and

(vi) CHASE, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                                W I T N E S S E T H :


          WHEREAS, the parties hereto desire to replace and restate the Credit Agreement to increase the Aggregate Revolving Credit Commitment thereunder to $350,000,000 and to effect certain other amendments on the terms and conditions set forth herein; and

          WHEREAS, the Borrower, the Administrative Agent and each Lender has agreed to so replace and restate the Credit Agreement on the terms set forth below;

          NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on the terms and subject to the conditions set forth herein, as follows:

     1. REPLACEMENT AND RESTATEMENT.  Subject to the conditions set forth in
Section 23 hereof, the Credit Agreement, including all schedules and exhibits thereto, is hereby replaced and restated as of the New Credit Agreement Effective Date in the form of a new agreement (the "NEW CREDIT AGREEMENT") identical to the Credit Agreement except as expressly provided herein, and all rights and obligations of the Borrower, the Lenders, the Lead Managers, the Co-Arrangers, the Documentation Agent and the Administrative Agent under the Agreement shall continue as rights and obligations of such parties under the New Credit Agreement, modified as expressly provided herein.

     2. CLOSING DATE. The New Credit Agreement shall be dated as of October 10, 1996 (which shall constitute the "date hereof" and the Closing Date in respect of the New Credit Agreement).

     3. AMENDMENT TO COVER PAGE. The cover page of the Credit Agreement is amended by deleting the amount "$300,000,000" and substituting therefor the amount "$350,000,000".

     4. AMENDMENT TO SUBSECTION 1.1 OF THE CREDIT AGREEMENT. (a) The definition of "Aggregate Revolving Credit Commitment" set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting the amount "$300,000,000" and substituting therefor the amount "$350,000,000".

          (b) The definition of "Consolidated Net Worth" set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting that definition in its entirety and substituting therefor the following:

               "CONSOLIDATED NET WORTH": at a particular date, all amounts which would, in conformity with GAAP, be included under "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

          (c) The definitions of "Guarantees", "Guarantors" and "Subsidiaries Guarantee" set forth in subsection 1.1 of the Credit Agreement are hereby amended by deleting those definitions in their entirety.

          (d) The definition of "Loan Documents" set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting that definition in its entirety and substituting therefor the following:

               "LOAN DOCUMENTS": this Agreement, the Notes and the Applications.


          (e) The definition of "Termination Date" set forth in subsection 1.1 of the Credit Agreement is hereby amended by deleting the date "December 7, 1999" and substituting therefor the date "September 30, 2001".

     5. AMENDMENT TO SUBSECTION 7.1 OF THE CREDIT AGREEMENT. Subsection 7.1 of the Credit Agreement is hereby amended by (a) deleting from paragraph (a) the date "December 31, 1993" and substituting therefor the date "December 31, 1995",
(b) deleting from paragraph (a) the date "September 30, 1994" and substituting therefor the date "June 30, 1996", (c) deleting from paragraph (a) each reference to the phrase "nine-month" and substituting therefor the phrase "six-month" and (d) deleting from paragraph (b) each reference to the date "September 30, 1994" and substituting therefor the phrase "June 30, 1996".

     6. AMENDMENT TO SUBSECTION 7.2 OF THE CREDIT AGREEMENT. Subsection 7.2 of the Credit Agreement is hereby amended by (a) deleting the date "December 31, 1993" and substituting therefor the date "December 31, 1995" and (b) inserting immediately before the period at the end of such subsection the following:
"except as disclosed on or prior to the Closing Date (i) in writing to the Lenders, or (ii) in any public filing with the Securities and Exchange Commission".

     7. AMENDMENT TO SUBSECTION 7.20. Subsection 7.20 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the phrase "7.20 [Reserved]".

     8. AMENDMENT TO SUBSECTION 9.7. Subsection 9.7 of the Credit Agreement is hereby amended by deleting from paragraph (d) clause (i) thereof the phrase "liability of $5,000,000 or more" and substituting therefor "Material Adverse Effect".

     9. AMENDMENT TO SUBSECTION 9.9. Subsection 9.9 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the phrase "9.9 [Reserved]".

     10. AMENDMENT TO SUBSECTION 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and substituting therefor the following:

          (a)   MAINTENANCE OF CONSOLIDATED NET WORTH.  Permit   Consolidated
Net Worth at any time to be less than the    amount equal to (i) $475,000,000
PLUS (ii) the amount equal to 25% of the aggregate Consolidated Net Income of
the  Borrower and its consolidated Subsidiaries since June 30,   1996; PROVIDED
that, in the event that the Borrower and its consolidated Subsidiaries have Consolidated Net Loss for any fiscal quarter, Consolidated Net Income for purposes only of clause (ii) of this subsection 10.1(a) shall be deemed to be zero for such fiscal quarter.

     11. AMENDMENT TO SUBSECTION 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and substituting therefor the following:

          (b) LEVERAGE RATIO. Permit the ratio (the "LEVERAGE RATIO") of (a) Consolidated Funded Debt on the last day of any fiscal quarter of the Borrower to (b) Consolidated Capitalization as at such date to exceed 0.50 to 1.0."

     12. AMENDMENT TO SUBSECTION 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety.

     13. AMENDMENT TO SUBSECTION 10.2. Subsection 10.2 of the Credit Agreement is hereby amended by (a) deleting the proviso from paragraph (b) thereof and (b) deleting from paragraph (d) thereof the amount "$100,000,000" and substituting therefor "$150,000,000".

     14. AMENDMENT TO SUBSECTION 10.4. Subsection 10.4 of the Credit Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting therefor the phrase "(a) [Reserved];".

     15. AMENDMENT TO SUBSECTION 10.5. Subsection 10.5 of the Credit Agreement is hereby amended by (a) deleting clause (ii) of the proviso in paragraph (a) thereof and substituting therefor the following new clause:

          (ii) in the case of any merger or consolidation between Subsidiaries at least one of which is a domestic Subsidiary, a domestic Subsidiary shall be the surviving Person

          (b) deleting the "and" at the end of paragraph (a), (c) deleting the period at the end of paragraph (b) and substituting therefor the phrase "; and" and (d) adding the following new paragraph:

          (c) in addition to the mergers permitted by paragraph (a) above, any other Person may merge into the Borrower PROVIDED that (i) the Borrower shall be the continuing or surviving corporation and (ii) after giving effect to any such merger (A) the requirements of subsection 10.1 would be satisfied on a PRO FORMA basis as at the last day of the most recently ended fiscal quarter of the Borrower with respect to which financial statements have been delivered pursuant to subsection 9.1 if such merger had been effective on such day and (B) no Default or Event of Default would occur or be continuing.

     16. AMENDMENT TO SUBSECTION 10.12. Subsection 10.12 of the Credit Agreement is hereby amended by adding the following clause immediately before the period at the end of such subsection:

          ; PROVIDED THAT the Borrower's proposed issuance of up to $150,000,000 of its senior unsecured notes, the terms of which will be no more restrictive than the terms of this Agreement, may contain a prohibition or limitation on the creation of Liens substantially similar to that in subsection 10.3 of this Agreement

     17. AMENDMENT TO SUBSECTION 10.14. Subsection 10.14 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          10.14 VALUE OF ASSETS. At any time, permit the assets (without duplication) held by the Borrower and its Subsidiaries (other than the assets of any Foreign Subsidiary), taken as a whole, to have a book value of less than 75% of the then book value of all of the assets of the Borrower and its Subsidiaries on a consolidated basis.

     18. AMENDMENT TO SECTION 11. Section 11 of the Credit Agreement is hereby amended by (a) deleting paragraph (d) in its entirety and substituting therefor the phrase "(d) [Reserved];" and (b) deleting paragraph (f) in its entirety and substituting therefor the phrase "(f) [Reserved];".

     19. AMENDMENT TO SECTION 13. Section 13.1 of the Credit Agreement is hereby amended by deleting paragraph (b) in its entirety and substituting therefor the phrase "(b) [Reserved]".

     20. AMENDMENT TO EXHIBIT D. Exhibit D of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the phrase "Exhibit D [Reserved]".

     21. INCREASE IN COMMITMENTS; AMENDMENT TO SCHEDULE I (COMMITMENTS). In connection with the increase in the Aggregate Revolving Credit Commitment to $350,000,000, Schedule I of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting therefor the revised Schedule I attached hereto.

     22. AMENDMENT TO SCHEDULE IA (APPLICABLE MARGINS AND FACILITY FEE RATES). The Credit Agreement is hereby amended by deleting Schedule IA thereto in its entirety and substituting therefor the revised Schedule IA attached hereto.

     23. CONDITIONS TO EFFECTIVENESS. The New Credit Agreement shall become effective on and as of the date (the "NEW CREDIT AGREEMENT EFFECTIVE DATE") that the Administrative Agent shall have received:

          (i) counterparts of this Replacement and Restatement Agreement, duly executed and delivered by a duly authorized officer of each of the Borrower, the Administrative Agent, and each Lender;

          (ii)  copies of:

                    (a) the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Replacement and Restatement Agreement and (ii) the borrowings and other extensions of credit contemplated under the New Credit Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the New Credit Agreement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Administrative Agent;

                    (b) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the New Credit Agreement Effective Date, as to the incumbency and signature of the officers of each Person executing this Replacement and Restatement Agreement on behalf of the Borrower and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be; and

                    (c) the executed legal opinion of counsel to the Borrower, dated the New Credit Agreement Effective Date, substantially in the form of Exhibit A hereto, which such legal opinion shall cover such other matters incident to the transactions contemplated by this Replacement and Restatement Agreement as the Co-Arrangers may reasonably require and the counsel delivering the foregoing legal opinion is expressly instructed to deliver its opinion for the benefit of each of the Administrative Agent, the Co-Arrangers and the Lenders;

          (iii) for the account of each Lender, a duly executed Revolving Credit Note, substantially in the form of Exhibit A to the Credit Agreement, reflecting each Lender's Revolving Credit Commitment as set forth on Schedule I of this Replacement and Restatement Agreement; and

          (iv) evidence satisfactory to it that the Borrower has paid all of the interest, fees, expenses and other costs accrued and unpaid through the New Credit Agreement Effective Date under the Credit Agreement including, without limitation, all amounts accrued and unpaid to the New Credit Agreement Effective Date under subsections 5.3, 6.6, 6.7 and 6.14 of the Credit Agreement.

     24. TERMINATION OF SUBSIDIARIES GUARANTEE. On the New Credit Agreement Effective Date the obligations of the Subsidiaries under the Subsidiaries Guarantee will be released and the Subsidiaries Guarantee will terminate and the original copies of the Subsidiaries Guarantee held by the Administrative Agent and its counsel will either be returned to the Borrower or destroyed.

     25. LENDERS. On the New Credit Agreement Effective Date (a) The Toronto-Dominion Bank will no longer be a party to the Credit Agreement and shall not have a Revolving Credit Commitment under the Credit Agreement and (b) the Borrower will repay all amounts owed The Toronto-Dominion Bank under the Credit Agreement. On the New Credit Agreement Effective Date Istituto Bancario San Paolo Di Torino, SPA New York will become a Lender party to the New Credit Agreement having the Revolving Credit Commitment set forth on Schedule I of this Replacement and Restatement Agreement.

     26. ALLOCATION PROCEDURES. On the New Credit Agreement Effective Date the Lenders will make payments of the Revolving Credit Loans, through the Administrative Agent and as directed by the Administrative Agent, among themselves in order that, after giving effect thereto, each Lender will hold Revolving Credit Loans in a ratable amount consistent with Schedule I of this Replacement and Restatement Agreement. On the New Credit Agreement Effective Date the participating interests held by each Lender in each then outstanding Letter of Credit shall be deemed to be reallocated in accordance with the Commitment Percentages set forth in Schedule I of this Replacement and Restatement Agreement.

     27. REPRESENTATIONS AND WARRANTIES. (a) The Borrower hereby represents and warrants as of the date hereof and as of the New Credit Agreement Effective Date that each of the representations and warranties made by it in the Credit Agreement is true and correct in all material respects on and as of each such date as if made on and as of each such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), with all references therein to "this Agreement" being deemed to refer to the New Credit Agreement; (b) the Borrower hereby represents and warrants as of the date hereof and as of the New Credit Agreement Effective Date that no Default or Event of Default has occurred or is continuing.

     28. RETURN OF REVOLVING CREDIT NOTES. Each Lender shall, no later than October 25, 1996, return to the Borrower any Revolving Credit Note issued pursuant to the Credit Agreement prior to the New Credit Agreement Effective Date.

     29. SCOPE. This Replacement and Restatement Agreement is to be narrowly construed. Except as expressly amended and waived herein, all of the covenants and provisions of the Credit Agreement are and shall continue to be in full force and effect as restated in the New Credit Agreement.

     30. GOVERNING LAW. THIS REPLACEMENT AND RESTATEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     31. COUNTERPARTS. This Replacement and Restatement Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Replacement and Restatement Agreement to be duly executed and delivered as of the date first above written.

                         BORG-WARNER AUTOMOTIVE, INC.


                      By ROBIN J. ADAMS
                         --------------------------------
                         ROBIN J. ADAMS
                         Title: Vice President


                         THE CHASE MANHATTAN BANK, as Administrative Agent, as a Co-Arranger and as a Lender


                    By   ROSEMARY BRADLEY
                         -------------------------------
                         ROSEMARY BRADLEY
                         Title: Vice President


                         THE BANK OF NOVA SCOTIA, as Documentation Agent, as Co-Arranger and as a Lender


                      By F.C.H. ASHBY
                         --------------------------------
                         F.C.H. ASHBY
                         Title: Senior Manager of Loan Operations


                         BANK OF AMERICA ILLINOIS, as a Lead
                         Manager and as a Lender


                      By WILLIAM F. SWEENER
                         --------------------------------
                         WILLIAM F. SWEENER
                         Title: Vice President


                         BANK OF MONTREAL, as a Lead Manager
                         and as a Lender


                      By EDWARD P. MCGUIRE
                         --------------------------------
                         EDWARD P. MCGUIRE
                         Title: Director


                         CREDIT LYONNAIS, CHICAGO BRANCH, as a
                         Lead Manager and as a Lender


                      By MICHAEL BUYSSCHAERT
                         -------------------------------
                         MICHAEL BUYSSCHAERT
                         Title: Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO, as Lead Manager and as a Lender


                      By JAMES GABLE
                         ------------------------------
                         JAMES GABLE
                         Title: As Authorized Agent


                         THE FUJI BANK, LIMITED, as a Lead
                         Manager and as a Lender


                      By PETER L. CHINNICI
                         ------------------------------
                         PETER L. CHINNICI
                         Title: Joint General Manager


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                         as a Lead Manager and as a Lender


                      By HIROAKI NAKAMURA
                         ----------------------------
                         HIROAKI NAKAMURA
                         Title: Joint General Manager


                         THE LONG-TERM CREDIT BANK OF JAPAN,
                         LTD., as a Lead Manager and as a
                         Lender

                      By ARMUND J. SCHOEN, JR.
                         ---------------------------
                         ARMUND J. SCHOEN, JR.
                         Title: Vice President and Deputy
                                General Manager


                         NATIONSBANK, N.A.,
                         as a Lead Manager and as a Lender


                      By MARY CAROL DALY
                         --------------------------
                         MARY CAROL DALY
                         Title: Vice President


                         THE SUMITOMO BANK, LIMITED, CHICAGO
                         BRANCH, as a Lead Manager and as a
                         Lender


                     By  KEN-ICHIRO KOBAYASKI
                         ---------------------------
                         KEN-ICHIRO KOBAYASKI
                         Title: Joint General Manager


                         BANK OF HAWAII


                    By   DONNA PARKER
                         ----------------------------
                         DONNA PARKER
                         Title: Assistant Vice President


                         THE BANK OF NEW YORK


                    By   JOHN LOKAY
                         ------------------------------
                         JOHN LOKAY
                         Title: Vice President


                         THE BANK OF TOKYO-MITSUBISHI LTD., CHICAGO BRANCH


                      By NOBORU KOBAYASKI
                         --------------------------------
                         NOBORU KOBAYASKI
                         Title: Deputy General Manager


                         CAISSE NATIONALE DE CREDIT AGRICOLE


                     By  DEAN BALICE
                         ---------------------------------
                         DEAN BALICE
                         Title: Senior Vice President
                                Branch Manager


                         ISTITUTO BANCARIO SAN PAOLO DI
                           TORINO, SPA NEW YORK


                      By WILLIAM J. DEANGELO
                         ------------------------------
                         WILLIAM J. DEANGELO
                         Title: First Vice President


                     By  ROBERTO GORLIER
                         ------------------------------
                         ROBERTO GORLIER
                         Title: First Vice President


                         MELLON BANK, N.A.


                      By LAUREN L. LARSON
                         --------------------------------
                         LAUREN L. LARSON
                         Title: Assistant Vice President


                         THE NORTHERN TRUST COMPANY


                     By  MICHELLE M. TETEAK
                         -------------------------------
                         MICHELLE M. TETEAK
                         Title: Vice President

                         THE SANWA BANK, LIMITED, CHICAGO BRANCH


                     By  RICHARD H. AULT
                         -------------------------------
                         RICHARD H. AULT
                         Title: Vice President


                         BARCLAYS BANK PLC


                     By  PAUL C. KAVANAUGH
                         -------------------------------
                         PAUL C. KAVANAUGH
                         Title: Director

                                        SCHEDULE I to
                                        NEW CREDIT AGREEMENT

                             REVOLVING CREDIT COMMITMENTS


                              Revolving
                              Credit              Commitment
LENDER                        COMMITMENT          PERCENTAGE

The Chase Manhattan Bank              $ 30,000,000     8.571
The Bank of Nova Scotia                 30,000,000     8.571

Bank of America Illinois                20,000,000     5.714
Bank of Montreal                        20,000,000     5.714
Credit Lyonnais, Chicago Branch         20,000,000     5.714
The First National Bank of Chicago      20,000,000     5.714
The Fuji Bank, Limited                  20,000,000     5.714
The Industrial Bank of Japan, Ltd.      20,000,000     5.714
The Long-Term Credit Bank of Japan, Ltd.20,000,000     5.714
Nationsbank, N.A.                       20,000,000     5.714
The Sumitomo Bank, Limited              20,000,000     5.714

Bank of Hawaii                          12,500,000     3.571
The Bank of New York                    12,500,000     3.571
The Bank of Tokyo-Mitsubishi Ltd.       12,500,000     3.571
Caisse Nationale de Credit Agricole     12,500,000     3.571
Istituto Bancario San Paolo Di Torino   12,500,000     3.571
Mellon Bank, N.A.                       12,500,000     3.571
The Northern Trust Company              12,500,000     3.571
The Sanwa Bank, Limited                 12,500,000     3.571

Barclays Bank                           10,000,000     2.857
                                        -----------    ------

                              Totals    $350,000,000    100%
                                        ============   ======

                                        SCHEDULE IA to
                                        NEW CREDIT AGREEMENT


                      APPLICABLE MARGINS AND FACILITY FEE RATES


For each Type of Loan, the Facility Fee Rate and the Applicable Margin at any time shall be the respective rates set forth on the pricing grid attached to this Schedule IA as Annex A, determined in the following manner:

1. For the purposes hereof, (i) Moody's Investors Service, Inc. and Standard & Poor's Ratings Group shall be referred to each as a "RATING AGENCY" or collectively as the "RATING AGENCIES"; (ii) the rating by a Rating Agency in effect at any time of the Borrower's senior unsecured long-term debt shall be referred to as a "RATING" or, collectively, the "RATINGS"; (iii) each set of Ratings, Leverage Ratio, Applicable Margin and Facility Fee Rate set forth opposite each "Level" appearing on Annex A shall be referred to as a "PRICING LEVEL"; (iv) reference to a "higher" or "lower" Pricing Level shall be to the *Pricing Level with the higher ordinal number and the higher pricing or the lower ordinal number and the lower pricing, respectively; and (v) "LEVERAGE RATIO" shall have the meaning ascribed thereto in subsection 10.1(b).

2. (a) In the event that at any time both of the Rating Agencies shall have a Rating in effect, the applicable Pricing Level shall be the Pricing Level including such Ratings, PROVIDED that (i) in the event that the Ratings fall into two different Pricing Levels not more than one Pricing Level apart, the applicable Pricing Level shall be the lower Pricing Level and (ii) in the event that the Ratings fall into two different Pricing Levels more than one Pricing Level apart, the applicable Pricing Level shall be the Pricing Level one Pricing Level higher than the lower of such differing Pricing Levels.

(b) In the event that at any time there is not a Rating in effect from both of the Rating Agencies, the applicable Pricing Level shall be the Pricing Level including the Leverage Ratio as of the last day of the most recent fiscal quarter of the Borrower for which the Borrower has delivered financial statements pursuant to subsection 9.1(a).

3. Any change in applicable Pricing Level as a result of a change in a Rating shall become effective as of the announcement or publication of such Rating by the relevant Rating Agency. Any change in applicable Pricing Level as a result of a change in the Leverage Ratio shall become effective as of the first Business Day following the receipt by the Administrative Agent of the financial statements referred to in subsection 9.1(a) reflecting such change. If and for so long as the Borrower shall fail to deliver the financial statements referred to in subsections 9.1(a) as required thereunder and the Pricing Level is not at such time determined based on Ratings, then the applicable Pricing Level during such period shall automatically, and without further act of the Administrative Agent, be the highest Pricing Level appearing on Annex A.

                                                         ANNEX A to Schedule 1A

                                PRICING LEVELS


                                 Facility   LIBOR      C/D        Alternate Base
LEVEL    RATINGS     LEVERAGE      FEE      MARGIN  RATE MARGIN   RATE MARGIN
                      RATIO
                         <
1    A-/A3 or Higher     - .175:1  .080%    .170%      .295%         0%

                         <
2    BBB+/Baa1           - .250:1  .100%    .200%      .325%         0%

                         <
3    BBB/Baa2            - .400:1  .125%    .225%      .350%         0%

                         <
4    BBB-/Baa3 or lower  - .400:1  .175%    .275%      .400%         0%